Exhibit 99.4

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [   ], Eastern Time, on [   ], 2013

Vote by Internet
• Go to www.investorvote.com/SCBT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•        Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•        Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Special Meeting Proxy Card	1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

	For	Against	Abstain

1.    Proposal to approve the Agreement and Plan of Merger, dated as of February 19, 2013, by and between SCBT Financial Corporation and First Financial Holdings, Inc., pursuant to which First Financial and SCBT will merge.

	☐	☐	☐

2. Proposal to change the name of SCBT Financial Corporation to ‘‘First Financial Holdings, Inc.,’’ effective only upon the completion of the merger.	☐	☐	☐

3. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal and/or the name change proposal.	☐	☐	☐

4. And, in the discretion of said agents, upon such other business as may properly come before the special meeting, and matters incidental to the conduct of the meeting.

B Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

The proxy statement is available at http://www.scbtonline.com on our Investor Relations Page in the SEC Filings section under Documents.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION. DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — SCBT Financial Corporation

This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting of Shareholders

Robert R. Hill, Jr. and John C. Pollok, and each of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of SCBT Financial Corporation held of record by the undersigned on the record date upon all matters that may property come before the special meeting of shareholders to be held on [   ], 2013, and at any adjournment thereof.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly your proxy in the enclosed envelope.

THIS PROXY WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY VOTED “FOR” SUCH MATTER.

(Items to be voted appears on the reverse.)